Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports Fourth Quarter and 2005 Fiscal Year-End Results

Seattle, Washington – March 13, 2006. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of network security solutions, today announced its financial results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter Results

WatchGuard reported net revenue of $19.2 million for the fourth quarter of 2005, compared to $19.0 million in the previous quarter, and $19.3 million in the fourth quarter of 2004. Product revenue was $11.6 million in the fourth quarter of 2005, compared to $11.6 million in the previous quarter, and $11.9 million in the fourth quarter of 2004. Service revenue was $7.6 million for the fourth quarter of 2005, compared to $7.4 million in the previous quarter, and $7.4 million in the fourth quarter of 2004.

WatchGuard reported a net loss of $1.3 million, or $0.04 per share, in the fourth quarter of 2005, compared to a net loss of $1.0 million, or $0.03 per share, in the previous quarter, and a net loss of $2.9 million, or $0.08 per share, in the fourth quarter of 2004. Excluding amortization of acquisition-related costs, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a non-GAAP net loss of $1.7 million, or $0.05 per share, in the fourth quarter of 2005, compared to a non-GAAP net loss of $33,000, or $0.00 per share, in the previous quarter, and a non-GAAP net loss of $2.6 million, or $0.08 per share, in the fourth quarter of 2004. The reconciliation of WatchGuard’s GAAP operating results to WatchGuard’s non-GAAP operating results for the quarters ended December 31, 2005, September 30, 2005, and December 31, 2004, are set forth at the end of this release.

2005 Year-End Results

For 2005, WatchGuard reported net revenue of $75.2 million, compared to $82.8 million in 2004. Product revenue was $45.2 million, compared to $54.4 million in 2004. Service revenue was $30.0 million, compared to $28.4 million in 2004.

Product revenue for the first quarter of 2005 was affected by WatchGuard’s transition to a sell-through revenue recognition model during the quarter in the U.S., Australia, and New Zealand. WatchGuard estimates the transition to a sell-through model in these regions reduced product revenues by approximately $2.0 million for the first quarter of 2005, not including changes in customer buying patterns upon conversion to a sell-through model, which cannot be reliably determined.

WatchGuard reported a net loss of $8.2 million, or $0.24 per share, in 2005, compared to a net loss of $7.7 million, or $0.23 per share, in 2004. Excluding non-cash stock-based compensation, amortization of other intangible assets, and restructuring charges, WatchGuard reported a non-GAAP net loss of $6.2 million, or $0.18 per share, in 2005, compared to a non-GAAP net loss of $6.3 million, or $0.19 per share, in 2004.

WatchGuard ended December 31, 2005, with $77.8 million in cash and securities, of which $3.0 million is restricted cash under the terms of certain real estate lease agreements.

“We have significantly increased the efficiency of our development organization and have brought an increased number of products and features to the market in 2005,” said Ed Borey, Chief Executive Officer of WatchGuard. “We have also launched a highly successful new channel partner program and have emerged as a market leader in the unified threat management appliance segment for small- to medium-sized enterprises. In 2006, our challenge is to capitalize on these accomplishments and begin to drive the Company toward growth and profitability.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its fourth quarter and 2005 year-end results (2:00 PM Pacific/5:00 PM Eastern) will be available on March 13, 2006, at www.watchguard.com under “Investor Relations.” Investors may access the live conference call by calling (800) 299-0433 (U.S. and Canada) and (617) 801-9712 (International). The conference call ID number is 97211963.

About WatchGuard Technologies, Inc.

WatchGuard provides network security. The company’s Firebox X family of upgradeable appliances delivers the performance, functionality and security strength to meet the needs of organizations of any size. WatchGuard’s Intelligent Layered Security protects against emerging threats and provides the platform to integrate additional services offered by the company. All WatchGuard products include a LiveSecurity Service subscription for vulnerability alerts, software updates, expert security instruction, as well as individualized and self-help customer care. WatchGuard is headquartered in Seattle, Washington, with offices throughout Europe and Asia. For more information, please visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow revenues, reach and maintain profitability and improve our results of operations, and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that we will be unable to grow our revenues as expected or at all, the risk that we will be unable to reach or maintain profitability, the risk that our future operating results will fall below expectations, the risk that expected new products, services, features or functionality are not available when expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended September 30, 2005, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, Firebox and LiveSecurity are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:
Product	$11,606	$11,622	$11,904	$45,237	$54,398
Service	7,598	7,427	7,357	29,954	28,369

Total revenues	19,204	19,049	19,261	75,191	82,767

Cost of revenues:
Product (1)	4,462	4,746	5,547	18,556	24,889
Service (1)	1,365	1,384	1,389	5,677	5,554

Total cost of revenues	5,827	6,130	6,936	24,233	30,443

Gross margin	13,377	12,919	12,325	50,958	52,324

Gross margin percent	69.7%	67.8%	64.0%	67.8%	63.2%
Operating expenses:
Sales and marketing (1)	6,151	6,274	8,466	27,978	32,905
Research and development (1)	4,814	4,626	4,495	18,704	18,154
General and administrative (1)	3,936	3,350	2,442	13,410	8,833
Amortization of other intangible assets	244	243	244	974	974
Restructuring charges	165	—	—	165	400

Total operating expenses	15,310	14,493	15,647	61,231	61,266

Operating loss	(1,933)	(1,574)	(3,322)	(10,273)	(8,942)
Interest and other income, net	678	573	353	2,191	1,216

Loss before income taxes	(1,255)	(1,001)	(2,969)	(8,082)	(7,726)
Income tax provision (benefit)	21	23	(111)	115	(45)

Net loss	$(1,276)	$(1,024)	$(2,858)	$(8,197)	$(7,681)

Basic and diluted net loss per share	$(0.04)	$(0.03)	$(0.08)	$(0.24)	$(0.23)

Shares used in calculation of basic and diluted net loss per share	34,187	33,986	33,667	33,922	33,489

__________
(1) Includes stock-based compensation as follows:

Cost of revenues:
Product	$(7)	$6	$—	$9	$—
Service	(40)	26	—	38	—
Sales and marketing	(206)	172	1	218	5
Research and development	(342)	234	2	307	11
General and administrative	(241)	310	—	307	5

Total	$(836)	$748	$3	$879	$21

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

(In thousands, except per share data)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
GAAP net loss	$(1,276)	$(1,024)	$(2,858)	$(8,197)	$(7,681)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	(836)	748	3	879	21
Amortization of other intangible assets	244	243	244	974	974
Restructuring charges	165	—	—	165	400

Non-GAAP net loss	$(1,703)	$(33)	$(2,611)	$(6,179)	$(6,286)

Non-GAAP basic and diluted net loss per share	$(0.05)	$(0.00)	$(0.08)	$(0.18)	$(0.19)

Shares used in calculation of non-GAAP basic and diluted net loss per share	34,187	33,986	33,667	33,922	33,489

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses a non-GAAP measure of net loss (including on a per share basis), which is adjusted to exclude certain costs and expenses. WatchGuard believes this non-GAAP measure is useful to enhance an overall understanding of our past financial performance and also our prospects for the future. This adjustment to our GAAP net loss is presented with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, this non-GAAP measure is an indication of our baseline performance before other charges that are considered by management to be nonrecurring and otherwise outside of our core operating results. This adjusted non-GAAP measure is among the primary indicators management uses as a basis for planning and forecasting of future periods. Non-GAAP results exclude the following items.

Stock-Based Compensation. Non-GAAP net loss excludes non-cash stock-based compensation expenses resulting from the variable accounting treatment of certain stock options issued to employees and directors, restricted stock issued to directors and officers, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the RapidStream, Inc. acquisition. These stock-based compensation expenses have no current effect on cash or the future uses of cash and substantially all result from non-recurring events. Substantially all of WatchGuard’s stock-based compensation expenses fluctuate with changes in WatchGuard’s stock price. For this reason, changes in stock price could mask variation and trends in WatchGuard’s GAAP net loss that may otherwise be important to an understanding the Company’s operating results. For these reasons, management believes that exclusion of stock-based compensation expense may be important to an understanding of WatchGuard’s ongoing operational performance.

Amortization of other intangible assets. Non-GAAP net loss also excludes amortization of other intangible assets arising from WatchGuard’s acquisition of RapidStream in April 2002. These non-cash charges represent a non-cash expense that has no effect on current or future period cash flows or operations of the Company. The amortization expense results from WatchGuard’s acquisition of RapidStream in April 2002, a non-recurring event outside of the course of WatchGuard’s normal business operations. Due to the nonrecurring nature of this event, management believes that exclusion of the related amortization charges may be important to an understanding of WatchGuard’s ongoing operational performance.

Restructuring charges. Finally, non-GAAP net loss excludes restructuring charges resulting from our restructuring plans initiated in 2001 and 2002. Again, these charges represent a non-recurring, non-cash expense that has no effect on current or future period cash flows or operations. These restructuring charges resulted from the Company’s restructuring plan initiated in 2001, in an effort to streamline operations and reduce operating costs, and an unrelated restructuring in 2002, to eliminate redundancies and excess headcount resulting from the acquisition of RapidStream. Due to the nonrecurring nature of these events, management believes that exclusion of the related restructuring charges may be important to an understanding of WatchGuard’s ongoing operational performance.

Management believes that presentation of non-GAAP net loss provides an additional tool for investors to evaluate ongoing operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Investors are encouraged to review the reconciliation of GAAP net loss to the non-GAAP net loss, as presented herein.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,390	$4,660
Short-term available-for-sale investments	54,379	72,189
Trade accounts receivable, net	4,883	7,305
Inventories, net	4,093	3,145
Prepaid expenses and other	2,442	2,780
Short-term restricted cash	1,200	—

Total current assets	87,387	90,079
Property and equipment, net	6,197	6,303
Restricted cash	1,800	3,000
Goodwill	66,605	66,605
Other intangibles, net, and other non-current assets	1,735	2,494

Total assets	$163,724	$168,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,654	$3,214
Accrued expenses and other liabilities	6,985	7,581
Short-term accrued restructuring costs	1,119	1,289
Short-term deferred revenues	18,278	17,402

Total current liabilities	31,036	29,486
Long-term deferred rent	1,302	1,447
Long-term accrued restructuring costs	2,756	3,599
Long-term deferred revenues	2,163	1,818

Total liabilities	37,257	36,350
Total stockholders’ equity	126,467	132,131

Total liabilities and stockholders’ equity	$163,724	$168,481

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Operating activities:
Net loss	$(1,276)	$(2,858)	$(8,197)	$(7,681)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	651	620	2,596	2,724
Amortization of other intangible assets	244	244	974	974
Stock-based compensation	(836)	3	879	21
Changes in operating assets and liabilities:
Trade accounts receivable, net	732	847	2,422	(605)
Inventories, net	(166)	34	(948)	(77)
Prepaid expenses and other current assets	286	509	338	1,144
Other assets	(25)	(6)	(215)	94
Accounts payable	2,116	206	1,440	(462)
Accrued expenses, other liabilities and deferred rent and	(1,871)	1,374	(741)	1,168
Accrued restructuring costs	(307)	(514)	(1,013)	(1,651)
Deferred revenues	373	520	1,221	2,473

Net cash provided by (used in) operating activities	(79)	979	(1,244)	(1,878)

Investing activities:
Purchases of property and equipment	(1,395)	(1,114)	(2,490)	(2,515)
Proceeds from maturities of marketable securities	16,260	18,644	69,752	51,674
Purchases of marketable securities	(6,190)	(16,886)	(51,966)	(49,158)

Net cash provided by investing activities	8,675	644	15,296	1

Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	70	62	1,678	2,638

Net cash provided by financing activities	70	62	1,678	2,638

Net increase in cash and cash equivalents	8,666	1,685	15,730	761
Cash and cash equivalents at beginning of period	11,724	2,975	4,660	3,899

Cash and cash equivalents at end of period	$20,390	$4,660	$20,390	$4,660

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$17	$26	$148	$133